Exhibit 16.2

October 25, 2019

Securities and Exchange Commission

100F Street N.E.

Washington, DC 20549

We have read Item 4.01 of Form 8-K of MJ Holding, Inc. dated October 25, 2019. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/Paritz & Company, P.A.